Exhibit 10.5

TRADEMARK LICENSE AGREEMENT

This Agreement is effective November 2, 2021 (the “Effective Date”), by and between Brookfield Office Properties Inc. (“Licensor”), a corporation organized under the laws of Canada, having an office at Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario, M5J 2T3 and Brookfield Real Estate Income Trust Inc. (“Licensee”), a corporation organized under the laws of Maryland, having an office at Brookfield Place New York, 250 Vesey Street, 15th Floor, New York, New York 10281 (collectively, the “Parties”).

WHEREAS Licensor is the owner of registered and common law BROOKFIELD formative trademarks worldwide, together with the goodwill symbolized thereby (the “Trademarks”);

AND WHEREAS Licensee wishes to obtain a worldwide, non-exclusive license to use the trademark BROOKFIELD, in word and design form, as well as the composite mark BROOKFIELD REAL ESTATE INCOME TRUST, in word and design form, and such other marks as the Licensor may agree in writing (the “Licensed Marks”), in association with a fund, namely a public non-listed REIT named Brookfield Real Estate Income Trust Inc., and services associated with the administration and promotion of the fund (the “Goods and Services”) upon the terms and subject to the conditions hereinafter set forth;

AND WHEREAS Licensor agrees to grant to Licensee a worldwide, non-exclusive license to use the Licensed Marks, upon the terms and subject to the conditions herein set forth as at the Effective Date, and wishes to put in writing:

NOW THEREFORE in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the sufficiency of which is duly acknowledged, the Parties agree as follows:

1.

License. As of the Effective Date and during the Term, Licensor grants to Licensee a worldwide, non-exclusive, royalty-free license to use each of the Licensed Marks in connection with the Goods and Services, including as set out in section 3 of this Agreement.

2.

Exclusive Ownership of Trademarks. Licensee acknowledges that the Trademarks are the sole and exclusive property of Licensor, its successors and assigns. Licensee shall never object to, oppose, cancel, impugn, or otherwise challenge, directly or indirectly, in any manner or in any forum, Licensor’s, its successors’ or assigns’ ownership, or the validity of the Trademarks, or any future trademarks containing or comprising the term BROOKFIELD, whether applied for, registered or used by Licensor, its successors or assigns, worldwide at any time.

3.

Licensed Marks May Include Additional Marks and Goods and Services Upon Licensor’s Approval. From time-to-time Licensee shall have the right to notify Licensor that it wishes to use additional trademarks owned by the Licensor and/or expand use under this Agreement to additional goods and/or services. Upon receipt of such a notification from Licensee, Licensor shall promptly either grant or deny Licensee’s request. Subject to any subsequent written agreement entered into between the Parties, this Agreement shall govern the use of such additional trademarks as Licensed Marks and/or such additional goods and/or services as Goods and Services and all terms and conditions herein will so apply.

4.

Licensor Costs. Subject to section 5 herein, Licensor shall be responsible for all costs associated with filing, prosecution and maintenance of applications and registrations for the Trademarks, including all costs associated with any cancellation, opposition or infringement proceedings.

5.

Licensee Costs. Licensee shall be responsible for all costs associated with filing, prosecuting and maintaining applications and registrations for Trademarks including all costs associated with any cancellation or opposition proceedings where the costs are incurred at the request of Licensee.

6.

Term. This Agreement shall be effective as of the Effective Date and continue in full force and effect, unless and until terminated by either Party as provided under this Agreement (the “Term”). This Agreement shall only be terminated pursuant to the conditions set out in sections 18 or 19.

7.

Quality Control. Licensor shall, at all times, exercise control over the character and quality of all Goods and Services offered by Licensee in association with the Licensed Marks to maintain the goodwill of the Trademarks as it sees fit. Licensor shall have the right, reasonably exercised, to refuse to allow the sale of the Goods or Services, or any advertising material which fails to meet Licensor’s quality standards, and upon such rejection, Licensee shall promptly cease so using the Licensed Marks.

8.

Default. Licensor shall have the right, reasonably exercised, to refuse to allow Licensee to offer or sell Goods and Services, or distribution of any advertising material, in association with the Licensed Marks if Licensee fails to meet any quality control standards set by Licensor. Upon such rejection by Licensor, Licensee shall promptly cease using all Licensed Marks until Licensee cures the default.

9.

No Registration. Licensee shall not attempt to register any of the Trademarks anywhere in the world, either alone or in combination with other words or indicia, or attempt to register any trademark (including, without limitation, domain names, telephone numbers and other now existing or future forms of trademarks) which is likely to cause confusion with the Trademarks. Licensee acknowledges the goodwill associated with the Trademarks and agrees that all goodwill, including any increase in the value of the Trademarks as a result of this Agreement, will inure solely to Licensor’s, and its successors’ and assigns’, benefit. Licensee shall not claim any title or any proprietary right to the Trademarks or in any derivation, adaptation, or variation thereof that is likely to cause confusion with the Trademarks.

10.

Evidence of Use. Upon Licensor’s request, Licensee shall provide, at Licensor’s expense, evidence of use or other assistance that Licensor may reasonably request to document the use of the Licensed Marks.

11.

Inspection. Licensor shall have the right to inspect the premises and operations of Licensee, the Goods and Services, and all marketing and promotional materials, documents and goods bearing the Licensed Marks, and records relating to the character and quality of the Goods and Services, provided that Licensor provides adequate notice of the inspection and bears the cost of the inspection.

12.

Guidelines. Licensee shall comply with all branding manuals, guidelines, instructions, standards and specifications provided to Licensee in writing from time to time by Licensor for use of the Trademarks.

13.	Licensor Identification. Licensee shall comply with any reasonable marking requests that Licensor may make in relation to the Licensed Marks.

14.

Compliance with Laws. Licensee shall at all times comply with all applicable laws, rules and regulations imposed by the jurisdiction in which the Licensed Marks are used applicable to Licensee in use of the Licensed Marks relating to the Goods and Services.

15.	Termination.

(a) Mutual Termination. Either party may terminate this Agreement upon thirty (30) days prior written notice.

(b) Licensor Termination. Licensor is entitled to terminate this Agreement upon written notice to Licensee on the following events:

(a)	the bankruptcy, insolvency, receivership or winding-up of Licensee;
(b)	the date prior to the date on which the seizure or attachment of the property, assets or undertaking of Licensee, as a result of any action taken against it by any person;
(c)	Licensee assigns, sublicenses, pledges, mortgages or otherwise encumbers the Licensed Marks;
(d)

Licensee materially defaults in the performance of any term, condition or agreement under this Agreement and Licensee does not remedy the default within thirty (30) days after written notice of the default by Licensor; or

(e)	registrations for the Trademarks expire.

16.

Licensee Termination. Licensee may terminate this Agreement upon giving thirty (30) days’ written notice of termination to Licensor in the event of material default in the performance of any term, condition or agreement under this Agreement and the default continues for a period of thirty (30) days after written notice of the breach is given to Licensor.

17.

Consequences of Termination. Upon termination of this Agreement for any reason whatsoever, Licensee shall, except as expressly provided herein, cease to use all marketing materials or other materials on which the Licensed Marks are displayed; provided that Licensee shall have a reasonable period of time following such termination to discontinue and transition its use of the Licensed Marks and (ii) the right to retain historical records of its activities under this Agreement and to use the Licensed Marks as part of archival and historical references to Licensee’s use of the Trademarks. Licensee and any of its sublicensees shall not thereafter adopt, use or refer to any trademarks, service marks, logos, designs, trade names, trade dress, domain names, social media handles, toll-free numbers or other indicia or identifications that contain the word BROOKFIELD or that are otherwise derived from or that are likely to be confused with, any of the Trademarks. Licensee shall thereafter promptly take steps to cancel any registered trade names that incorporate any of the Trademarks.

18.

Enforcement and Cooperation. Licensee shall notify Licensor if it learns of the existence, use, or promotion of any mark, design, trade name, domain name, or any other indicia that may be confused with, or otherwise depreciate the value of the goodwill associated with, any of the Trademarks and/or any claims, demands, lawsuits, proceedings, and actions of any kind made or commenced, or which is threatened to be made or commenced in relation to the Licensed Marks. Without obligation, Licensor may take any action it deems necessary or advisable, in its discretion and at its expense, to enforce or defend its rights in respect of the Trademarks, including the Licensed Marks, and Licensee shall reasonably cooperate with Licensor in any proceeding, at the cost of Licensor, to enforce its rights in respect of the Trademarks.

19.

Notice of Infringement. Licensor shall notify Licensee in writing within ten (10) business days of any claims, demands, lawsuits, proceedings, and actions of any kind made or commenced, or which is threatened to be made or commenced against Licensor arising out of or otherwise related to the use of the Licensed Marks by Licensee.

20.

Indemnity. Except as expressly provided herein, Licensee agrees to protect, defend and indemnify and save harmless Licensor from and against any and all claims, suits or demands brought by third parties arising out of or relating to the use of the Licensed Marks by Licensee or any breach of this Agreement, including the reasonable costs and legal fees of Licensor incurred in the investigation, defense or settlement of any such claims, demands, actions and causes of action.

21.

Control of Defense. Licensee shall have the right to exercise sole control of the defense and all related settlement negotiations in connection with the indemnity obligation in section 20. Licensor shall provide to Licensee, at Licensee’s expense all reasonable assistance, information, and authority necessary to perform Licensee’s indemnity obligation in section 20. Notwithstanding the foregoing, Licensee may not settle any claims, demands, actions and causes of action without the prior written consent of Licensor, which consent may not be unreasonably withheld, delayed or conditioned.

22.

Assignability. Licensor may assign this Agreement to any successors or assigns of rights in and to the Licensed Marks. Licensee may assign this Agreement to any person that controls it, is controlled by it or is controlled by the same person that controls it upon giving Licensor prior notice thereof. This Agreement shall inure to the benefit of and be binding upon Licensor, Licensee and their respective permitted successors and assigns.

23.

Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, by express courier, or by prepaid mail (except during an interruption of postal services). Any such notice or other communication, if mailed by prepaid mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the second business day after the post marked date thereof, or if sent by facsimile, will be deemed to have been received on the business day following the sending, or if delivered by express courier or by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. Notices and other communications will be addressed as follows:

To Licensee:

Brookfield Real Estate Income Trust Inc.

c/o Brookfield Place

250 Vesey Street, 15th Floor

New York, NY 10281

Attn: realestatenotices@brookfield.com

To Licensor:

Brookfield Office Properties Inc.

c/o Brookfield Place

181 Bay Street, Suite 300

Toronto, ON M5J 2T3

Attn: realestatenotices@brookfield.com

With a copy to:

Brookfield Asset Management Inc.

c/o Brookfield Place

181 Bay Street, Suite 300

Toronto, ON M5J 2T3

Attn: Chief Legal Officer

24.	Governing Law. This Agreement will be governed by the laws in force in the State of New York, United States of America, excluding its conflict of law principles.

25.

Injunctive Relief. Nothing in this Agreement shall prevent Licensor from immediately seeking injunctive relief or any other equitable or judicial remedy, in any forum that Licensor, in its sole discretion, deems appropriate to protect its rights in the Trademarks. Licensee acknowledges and agrees that its failure to comply with the provisions of this Agreement, which are intended to protect Licensor’s proprietary rights in the Trademarks, will cause immediate and irreparable harm to Licensor which cannot be reasonably or adequately compensated for in money damages. Accordingly, in the event of a violation, or threatened violation, of this Agreement, in addition to any other right or remedy, Licensor shall be entitled to equitable relief by way of temporary or permanent injunction and any other remedy that a court may deem appropriate. Such rights of Licensor are in addition to the remedies otherwise available at law or equity.

26.

Waiver and Modification. No waiver of any breach of this Agreement will constitute a waiver of any subsequent breach, and no waiver will be effective unless in writing and signed by the Party to be charged. This Agreement may not be amended or modified except by a writing signed by both Parties. The failure of either Party at any time to require performance by the other of any provisions of this Agreement will in no way affect the full right of the Party to require the performance of any provisions at any later time.

27.

Further Assurances. Licensee agrees that it will, upon Licensor’s request, do all things and execute all documents that may at any time be necessary or desirable to ensure the validity and distinctiveness of the Licensed Marks and to ensure Licensor’s, and Licensor’s successors and assigns title thereto, or to otherwise give effect to the purpose and intent of this Agreement, without further consideration.

28.

Interpretation. The paragraph headings of this Agreement are for the convenience of the Parties only, and shall not affect the interpretation of any paragraph, or have any legal effect. This Agreement has been prepared by each of the Parties hereto and the terms hereof will not be construed in favor of or against any party by reason of its participation in the preparation.

29.

Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect by a court or administrative body of competent jurisdiction, then unless otherwise agreed, this Agreement will continue in full force and effect except for such provisions, which will be deemed excised therefrom. In such event, the parties hereto agree to use their best efforts to agree on substitute provisions, which, while valid, will achieve as closely as possible the same economic effects as the invalid provision(s).

30.

Survival. All obligations of the Parties that expressly or by their nature survive expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding such expiration and termination or until they are satisfied or by their nature expire.

31.

Entire Agreement. This Agreement contains all of the agreements, understandings and undertakings by the parties hereto, and all prior negotiations, representations, agreements or understandings not expressly contained herein relating to the subject matter of this Agreement have been merged herein and shall be of no force or effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Licensor:	Licensee:

Brookfield Office Properties Inc.	Brookfield Real Estate Income Trust Inc.

By: /s/ Michelle L. Campbell	By: /s/ Michelle L. Campbell
Name: Michelle L. Campbell	Name: Michelle L. Campbell
Title: Secretary	Title: Secretary